Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at the Capital One Securities, Inc. 12th Annual Energy Conference
LAFAYETTE, LA. December 6, 2017
Stone Energy Corporation (NYSE: SGY) today announced that James M. Trimble, interim Chief Executive Officer and President, will be presenting at the Capital One Securities, Inc. 12th Annual Energy Conference in New Orleans, LA at 11:00 a.m. Central Time on Thursday, December 7, 2017. The presentation material will be available in the "Events and Presentations" section of the Company's website, www.StoneEnergy.com within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico basin.  For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.